CUSIP No. 98952K107	Page 11 of 11

Exhibit 1

JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, as it may be amended, jointly on behalf of each of such parties.

Dated: April 2, 2012	PRESTIGE TRADE INVESTMENTS LIMITED

	By:	/s/ Michael Wu
Michael Wu Attorney-In-Fact

SIMING YANG

	By:	/s/ Michael Wu
Michael Wu Attorney-In-Fact

CHIDONG WANG

	By:	/s/ Michael Wu
Michael Wu Attorney-In-Fact

FEI XIAO

	By:	/s/ Michael Wu
Michael Wu Attorney-In-Fact